Registration No. 333-_________

As filed with the Securities and Exchange Commission on October 28, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Howard Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-3735949
(State of Incorporation)	(I.R.S Employer Identification No.)

6011 University Boulevard, Suite 360

Ellicott City, MD 21043

(Address of Principal Executive Offices and Zip Code)

Howard Bancorp, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Copies to:
Mary Ann Scully
President, Chief Executive Officer	Frank C. Bonaventure, Jr., Esquire
And Chairman of the Board	Ober, Kaler, Grimes & Shriver
Howard Bancorp, Inc.	100 Light Street
6011 University Boulevard, Suite 370	Baltimore, MD 21202
Ellicott, City, MD 21043	(410) 347-7305
(301) 750-0020

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3) (4)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Common Stock, $0.01 par value	500,000 shares	$8.25	$4,125,000	$531.30

(1)          Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Equity Incentive Plan to which this Registration Statement relates pursuant to Rule 416(a).

(2)          In addition to the shares being registered by this registration statement, pursuant to Rule 429 under the Securities Act of 1933 this registration statement also relates to shares of Common Stock issuable pursuant to the Registrant’s 2004 Stock Incentive Plan and 2004 Incentive Stock Option Plan (but which are not issued pursuant to awards under such plans) for which a Registration Statement on Form S-8, File No. 333-187714, is currently effective. A registration fee of $689.83 was paid registering 631,770 shares of Common Stock under the 2004 Stock Incentive Plan and the 2004 Incentive Stock Option Plan and certain other plans of the Registrant. Pursuant to Rule 429 under the Securities Act of 1933, 457,638 shares remaining available under the 2004 Stock Incentive Plan and 2004 Incentive Stock Option Plan are being carried forward pursuant to this registration statement.

(3)          Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on October 22, 2013 on the Nasdaq Capital Market which date is within 5 business days prior to the date of the filing of this Registration Statement, in accordance with Rules 457(h) and 457(c).

(4)          Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended and Rule 462(a) thereunder.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the Howard Bancorp, Inc. 2013 Equity Incentive Option Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933.

Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed by Howard Bancorp, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)          The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Commission on March 27, 2013.

(b)          The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, as filed with the Commission on May 15, 2013, and for the quarter ended June 30, 2013, as filed with the Commission on August 14, 2013.

(c)          The Company’s Current Reports on Form 8-K filed with the Commission on April 1, 2013, May 30, 2013 and August 27, 2013.

(d)          The description of the Registrant’s Common Stock incorporated by reference in the Registrant’s registration statement on Form 8-A, filed with the Commission on April 2, 2012 (File No. 001-25489), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of each such document. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

Section 2-418 of the Maryland General Corporation Law establishes provisions that a corporation may (and, unless otherwise provided in the corporation’s charter, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any director or officer made party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the matter giving rise to the action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

The Registrant’s Articles of Incorporation and Bylaws provide for indemnification and the advancement of expenses as follows:

ARTICLES OF INCORPORATION: FIFTEENTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including, without limitation, the advance of expenses to the full extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such by-laws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

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BYLAWS: ARTICLE VII. INDEMNIFICATION

As used in this Article VII, any word or words that are defined in Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the “Indemnification Section”), shall have the same meaning as provided in the Indemnification Section.

The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

The indemnification and advancement of expenses provided by this Article VII or provided in the Corporation’s Charter shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person under Maryland law.

Item 7. Exemption From Registration Claimed

Not Applicable.

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Item 8. List of Exhibits

The following exhibits are filed with or incorporated by reference in this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

3.1	Articles of Incorporation of Howard Bancorp, Inc. (Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

3.2	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

3.3	Amended and Restated Articles Supplementary of Senior Non-Cumulative Perpetual Preferred Stock, Series AA (Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

3.4	Amended and Restated By-Laws of Howard Bancorp, Inc. (Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed February 13, 2012, file no. 333-178204).

4.1	Form of Common Stock Certificate of Howard Bancorp, Inc. (Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

4.2	Howard Bancorp, Inc. 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 24, 2013).

4.3	Form of Restricted Stock Grant Agreement under Howard Bancorp, Inc. 2013 Equity Incentive Plan (filed herewith).

4.4	Form of Nonstatutory Stock Option Grant Agreement under the 2013 Equity Incentive Plan (filed herewith).

4.5	Form of Incentive Stock Option Grant Agreement under the 2013 Equity Incentive Plan (filed herewith).

4.6	Form of Restricted Stock Unit Grant Agreement under Howard Bancorp, Inc. 2013 Equity Incentive Plan (filed herewith).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock (filed herewith).

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5.1).

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23.2	Consent of Stegman & Company (filed herewith).

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

2.          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Ellicott City, State of Maryland, on October 28, 2013.

HOWARD BANCORP, INC.

By:	/s/ Mary Ann Scully
Mary Ann Scully,
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Mary Ann Scully and George C. Coffman, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ Mary Ann Scully	President, Chief Executive Officer and
Mary Ann Scully	Chairman of the Board
	(Principal Executive Officer)	October 28, 2013
/s/ George C. Coffman	Chief Financial Officer
George C. Coffman	(Principal Financial and Accounting Officer)	October 28, 2013

/s/ Richard G. Arnold
Richard G. Arnold	Director	October 23, 2013

/s/ Nasser Basir
Nasser Basir	Director	October 23, 2013

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/s/ Andrew E. Clark
Andrew E. Clark	Director	October 23, 2013

/s/ Philip W. Gibbs
Philip W. Gibbs	Director	October 23, 2013

/s/ Robert J. Hartson
Robert J. Hartson	Director	October 23, 2013

/s/ Paul I. Latta, Jr.
Paul I. Latta, Jr.	Director	October 23, 2013

/s/ Barbara K. Lawson
Barbara K. Lawson	Director	October 23, 2013

/s/ Kenneth C. Lundeen
Kenneth C. Lundeen	Director	October 23, 2013

/s/ Robert N. Meyers
Robert N. Meyers	Director	October 23, 2013

/s/ Richard H. Pettingill
Richard H. Pettingill	Director	October 23, 2013

/s/ Steven W. Sachs
Steven W. Sachs	Director	October 23, 2013

/s/ Donna Hill Staton
Donna Hill Staton	Director	October 23, 2013

/s/ Robert W. Smith, Jr.
Robert W. Smith, Jr.	Director	October 24, 2013

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EXHIBIT INDEX

3.1	Articles of Incorporation of Howard Bancorp, Inc. (Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

3.2	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

3.3	Amended and Restated Articles Supplementary of Senior Non-Cumulative Perpetual Preferred Stock, Series AA (Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

3.4	Amended and Restated By-Laws of Howard Bancorp, Inc. (Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed February 13, 2012, file no. 333-178204).

4.1	Form of Common Stock Certificate of Howard Bancorp, Inc. (Incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed November 28, 2011, file no. 333-178204).

4.2	Howard Bancorp, Inc. 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 24, 2013).

4.3	Form of Restricted Stock Grant Agreement under Howard Bancorp, Inc. 2013 Equity Incentive Plan (filed herewith).

4.4	Form of Nonstatutory Stock Option Grant Agreement under the 2013 Equity Incentive Plan (filed herewith).

4.5	Form of Incentive Stock Option Grant Agreement under the 2013 Equity Incentive Plan (filed herewith).

4.6	Form of Restricted Stock Unit Grant Agreement under Howard Bancorp, Inc. 2013 Equity Incentive Plan (filed herewith).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock (filed herewith).

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5.1).

23.2	Consent of Stegman & Company (filed herewith).

24.1	Power of Attorney (included on signature page).